Exhibit 99.2

CFO CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC §1350, as adopted), Carter D. Hicks, the Chief Financial Officer of Digital River, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.     The Company’s Annual Report on Form 10-K for the period ended December 31, 2002, and to which this Certification is attached as Exhibit 99.2 (the “Annual Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.     The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has set his hand hereto as of the 28th day of March, 2003.

/s/ Carter D. Hicks
Carter D. Hicks
Chief Financial Officer

A signed original of this written statement required by section 906 has been provided to Digital River, Inc. and will be retained by Digital River, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification "accompanies" the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.